Exhibit 10.2

PROMISSORY NOTE

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

$1,0000,000.00	April 15, 2025

THIS PROMISSORY NOTE (this “Note”) is made as of the date first set above by and between CENNTRO INC., a Nevada corporation with a principal office located at 501 Okerson Road Freehold, New Jersey (the “Borrower”), and  ZHONGCHAI HOLDING (HONG KONG) LIMITED, a holding company formed under the laws of the Hong Kong Special Administrative Region with a principal office located at 11-F, Building #12, Sunking Plaza, Gaojiao Road Hangzhou, Zhejiang People’s Republic of China 31112 (the “Lender”).

FOR VALUE RECEIVED, Borrower promises to pay no later than April 14, 20261 (the “Maturity Date”), to the order of Lender, at Lender’s address, as shown above, or, at Lender’s option, at such other place as may be designated from time to time by Lender in writing, the principal sum of One Million And 00/100 Dollars ($1,000,000.00) (the “Principal Sum”), together with accrued interest thereon and such other amounts as become due thereon from the date of this Note, payable as provided below.

This Note is issued pursuant to a “Loan Agreement” by and between Borrower and Lender, of even date with this Note.

1.	Interest; Adequacy of Consideration:

1.1          Interest shall accrue on the unpaid Principal Sum of the Promissory Note at a rate of 7.5% (the “Interest”) per annum computed on a basis of a 360-day year for the actual number of days elapsed. Interest shall be payable no later than the Maturity Date.

1.2          The accrued Interest may be paid on a semi-annual basis by every June 30 and December 31 until the Maturity Date (the “Payment Date”). Borrower may elect to prepay the Principal Sum in whole or in part, on any business day, in freely transferable lawful money of the United States of America, without premium or penalty.

1.3          Borrower shall deliver all payments of Interest due under this Note no later than 5:00 PM Eastern Time, on the Payment Date, in freely transferable lawful money of the United States of America, without set-off, deduction or counterclaim and free and clear of, and without deduction or withholding for, any taxes, levies, imposts, duties, fees, charges, withholdings, restrictions or conditions of any nature whatsoever. If any Payment Date is not a business day, the Payment Date shall be the first business day after such Payment Date.

1 One year anniversary from the Note Issue Date

1.4 The Borrower warrants, covenants and represents receipt of full and adequate consideration from the Lender in exchange for the making of this Note. The Borrower waives all defenses he may have in law or in equity, if any, to the repayment of this Note, including without limitation the defense of adequacy of consideration.

2.	Failure by Lender to Exercise Rights or Remedies:

Any failure by Lender to exercise, and any delay in exercising, any right or remedy hereunder or under the Loan Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Lender as herein specified are cumulative and not exclusive of any other rights or remedies that Lender may otherwise have, including, without limitation, any rights or remedies Lender may have applicable law or otherwise. The receipt by Lender of payments of Interest or Principal Sum hereunder or any other sums hereunder with knowledge on the part of Lender of the existence of an Event of Default as specified in the Loan Agreement other than payment in full, shall not be deemed a waiver of Lender’s rights and remedies with respect to such default.

3.	No Modification Except in Writing; Discharge:

3.1 No modification, rescission, waiver, forbearance, release, or amendment of any provision of this Note shall be made or shall be effective, except pursuant to a written agreement duly executed by the Borrower and Lender.

3.2 This Note may not be changed or discharged in any way except by written instrument duly executed by the party against whom enforcement of any change or discharge is sought.

4.	Governing Law:

4.1          This Note shall be governed by, and construed in accordance with, the internal law of the State of New York without regard to principles of conflicts of law. Borrower agrees that any legal suit, action or proceeding arising out of or relating in any way to this Note (including, without limitation, to actions seeking specific performance of the terms) shall be instituted exclusively in a court of competent jurisdiction located in the County and State of New York (a “New York Court”) and Borrower waives any objection whatsoever which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding exclusively in such New York Court.

4.2          Borrower agrees that service of process in any such action or proceeding brought against Borrower may be made by registered mail addressed to Borrower at the address set forth in this Note (or to such other address as Borrower shall notify Lender, in writing, is to be used for such purpose). Service of process shall be deemed to be effective ten (10) days after such mailing to such party.

5.	Assignment:

The Lender may assign to any person all or any portion of its rights and obligations under this Note. Transfer of this Note is only effective by a book entry recording the transfer on the books of the Borrower or surrendering this Note to the Borrower for reissuance of a new instrument.

6.	Severability:

The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction.

7.	Notices:

All notices to be given under this Note shall be given in the same manner as provided in the Loan Agreement.

[signature page follows]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first written above.

CENNTRO INC.

By:	/s/ Ming He
Name:	Ming He
Title:	Treasurer